EXHIBIT 10.12

                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT

      This Amendment No. 3 (the "AMENDMENT") to the Employment Agreement, dated as of July 10, 2000, as amended by that certain Amendment No. 1 to the Employment Agreement dated as of December 8, 2000 ("AMENDMENT NO. 1") and that certain Amendment No. 2 to the Employment Agreement dated as of March 22, 2001 ("AMENDMENT NO. 2") (as so amended, the "AGREEMENT"), between John G. Raos, residing at 16 Castle Hill Way, Stuart, Florida 34996 ("EXECUTIVE"), and Precision Partners, Inc., a Delaware corporation (the "COMPANY"), is entered into as of July 10, 2001. Capitalized terms used but not defined herein will have the respective meanings assigned to them in the Agreement.

                                    RECITALS

            A. The Executive is currently the President and Chief Executive Officer of the Company and Precision Partners Holding Company, a Delaware corporation ("PPHC", and together with the Company collectively, "PRECISION"), and a member of the Boards of Directors of Precision.

            B. Each of Executive and Precision desires to amend the Agreement as follows.

      Accordingly, the parties hereby agree as follows:

      Section 1. Amendments. The Agreement is hereby amended as set forth below:

            (a) Section 1.5(c)(i)(A) of the Agreement is hereby amended by replacing the phrase "if before the first anniversary of the Effective Date of the Initial Employment Term" in such Section 15(c)(i)(A) with the phrase "if on or before December 31, 2001".

            (b) Section 1.5(c)(i)(A) of the Agreement is hereby further amended by inserting after the word "cost" in such Section 1.5(c)(i)(A) the following phrase:

            "; provided, however, that notwithstanding the foregoing, if on or after July 1, 2001 through and including December 31, 2001 but prior to receipt of a termination notice as set forth in Section 1.8, (i) the Company consummates an acquisition which has a total purchase price of at least $10 million, including all earn-outs and contingent payments calculated as if all conditions were met and such amounts were due and payable upon closing (a "$10 MILLION Acquisition"), or (ii) additional capital is invested into LLC or Precision in an aggregate amount of at least $1 million with at least twenty-four hours prior notice to Executive (a "2001 CAPITAL EVENT"), this clause (A) will, effective upon the consummation of the $10 million Acquisition or the 2001 Capital Event, be of no further force or effect".

            (c) Section 1.5(c)(i)(B) of the Agreement is hereby amended by replacing the phrase "if on or after the first anniversary of the Effective Date of the Initial Employment Term" in such Section 1.5(c)(i)(B) with the phrase "if on or after the earliest to occur of January 1, 2002, a $10 million Acquisition and a 2001 Capital Event".

      Section 2. Effectiveness. This Amendment will be deemed effective as of July 10, 2001.

      Section 3. Miscellaneous. This Amendment constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof. Except as expressly provided herein or in Amendment No. 1 or Amendment No. 2, the Agreement remains in full force and effect without modification or alteration.

      Section 4. Counterparts. This Amendment may be executed in separate original or facsimile counterparts, each of which will be deemed to be an original instrument and all of which taken together will constitute a single instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       PRECISION PARTNERS, INC.



                                       By /s/ Frank R. Reilly
                                          -------------------------------------
                                          Frank R. Reilly
                                          Executive Vice President and
                                            Chief Financial Officer

                                       EXECUTIVE

                                       /s/ John G. Raos
                                       ----------------------------------------
                                       John G. Raos